Confidential Treatment
Exhibit 10.23
PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.
HEALTH BENEFITS AGREEMENT
FIRST HEALTH LIFE & HEALTH INSURANCE COMPANY,
UNION PLANTERS CORPORATION
AND
STRATEGIC OUTSOURCING, INC.
Effective Date: March 1, 2004

FHLHIC- 2004	Page 2 of 13
FIRST HEALTH LIFE & HEALTH INSURANCE COMPANY
HEALTH BENEFITS AGREEMENT
TABLE OF CONTENTS

SECTION	I	TERMS OF AGREEMENT

SECTION	II	PRODUCTS

SECTION	III	RATES

SECTION	IV	MODIFICATION OF ADMINISTRATION FEES AND INSURANCE PREMIUM RATES

SECTION	V	THE OFFERING OF FHLHIC PRODUCTS

SECTION	VI	GROUP REPORTING REQUIREMENTS

SECTION	VII	FHLHIC REPORTING REQUIREMENTS

SECTION	VIII	ADMINISTRATIVE POLICIES

SECTION	IX	RENEWAL

SECTION	X	EXTENSION

SECTION	XI	GENERAL

SECTION	XII	TERMINATION

FHLHIC- 2004	Page 3 of 13
AGREEMENT TO PROVIDE
COMPREHENSIVE HEALTH BENEFITS
          This is an Agreement (hereinafter “Agreement”) between First Health Life & Health Insurance Company, located at 3200 Highland Avenue, Downers Grove, Illinois 60515 (hereinafter referred to as “FHLHIC”), Union Planters Corporation, located at 6200 Poplar Avenue, Memphis, Tennessee 38119 (“UPC”) and Strategic Outsourcing, Inc. located at 5260 Parkway Plaza Boulevard, Fourteen Parkway Plaza, Suite 140, Charlotte, North Carolina 28217 (“SOI”). FHLHIC, UPC and SOI may be individually referred to herein as a “party” or collectively referred to herein as the “parties.”
WHEREAS, SOI requests FHLHIC to provide health insurance products (hereinafter referred to as the “Products”) to SOI’s client group employees and SOI’s corporate employees (hereinafter collectively referred to as “Covered Employee(s)”) as part of its operation as a professional employer organization;
and

WHEREAS, FHLHIC agrees to provide health insurance products to Covered Employees; and

WHEREAS, each of the parties to this Agreement seeks to set forth, in writing, the terms and conditions of this Agreement;

THEREFORE, the parties agree as follows:

I.	Term of the Agreement

This Agreement between the parties is for the period beginning March 1, 2004 (the effective date) and shall end on February 28, 2009 (the termination date), and will renew automatically for one year terms, unless otherwise terminated or revised in accordance with the provisions of this Agreement.

II.	Products
A.	FHLHIC will offer a large group preferred provider option (the “Benefits Contract”), to be administered in a manner compliant with state insurance laws in the states of California, North Carolina, South Carolina and Texas, as applicable, as determined by the residence of Covered Employees. In addition, FHLHIC may administer other mutually agreed upon health benefit options in a manner compliant with state insurance laws in the states of California, North Carolina, South Carolina and Texas, as applicable, as determined by the residence of Covered Employees.

B.	The Benefits Contract is offered on a minimum premium insured basis (i.e., this is not a plan of self-insurance).
III.	Administration Fees and Premium Rates
A.	The Administration Fees and Insurance Premium Rates are described in Schedule A.

B.	The Administration Fees and Insurance Premium Rates in Schedule A are valid for the period of March 1, 2004 through February 28, 2005, subject to CPI increases at each subsequent annual coverage period.

FHLHIC- 2004	Page 4 of 13
C.	FHLHIC will provide SOI with a 120-day renewal notice for the approaching annual coverage period, including: (a) the actual CPI increase for the Administration Fees and Insurance Premium Rates set forth in Schedule A for the subsequent annual coverage period; and (b) any required increase in the amount of the irrevocable letter of credit for the subsequent annual coverage period. The parties acknowledge that increases in the amount of the irrevocable letter of credit will be either: (i) connected to the amount of reserves that are statutorily required by the state of Texas for Covered Employees; or (ii) as determined by FHLHIC. Notwithstanding the foregoing, FHLHIC reserves the right to require SOI to contribute additional amounts of money to the irrevocable letter of credit based upon other factors such as SOI’s financial viability and SOI’s claims experience. FHLHIC, in its sole discretion, will determine such additional amounts of money that SOI must contribute to the irrevocable letter of credit.

D.	Notwithstanding Section III.C above, FHLHIC may require an increase in the irrevocable letter of credit at any time by giving 30 days advance written notice if the number of Covered Employees exceeds 2,250. The parties acknowledge that increases in the amount of the irrevocable letter of credit will be either: (a) connected to the amount of reserves that are statutorily required by the state of Texas for Covered Employees; or (b) as determined by FHLHIC. Notwithstanding the foregoing, FHLHIC reserves the right to require SOI to contribute additional amounts of money to the irrevocable letter of credit based upon other factors such as SOI’s financial viability and SOI’s claims experience. FHLHIC, in its sole discretion, will determine such additional amounts of money that SOI must contribute to the irrevocable letter of credit.
IV.	Modification of Administration Fees and Insurance Premium Rates

Administration Fees and Insurance Premium Rates for the term of this Agreement will remain in effect, as set forth in Schedule A, provided there is no material change to the Product(s) or any other risk factors[1], as determined by FHLHIC. In the event there is a change in the total enrollment of 15% or greater during any 90 day period, FHLHIC reserves the right to review the prospective client group’s experience data. At that time, FHLHIC will review the in-force Administration Fees and Insurance Premium Rates and modify them to compensate for changes in the risk factors. In the event a modification is required due to a single large group of 300 or more Covered Employees the method for such modification, such as separate contract, or a change in the fees and rates on all plans under this contract, will be as mutually agreed to by the parties.

In the event a modification is required, the modified Administration Fees and Insurance Premium Rates will be set forth and presented to SOI on a revised Schedule A within 30 days. All other provisions of this Agreement shall remain in effect without modification.

V.	The Offering of FHLHIC Products
A.	FHLHIC and SOI agree that SOI will offer the FHLHIC Products exclusively to its Covered Employees in California, North Carolina, South Carolina and Texas. No other SOI sponsored major medical health plan will be offered to Covered Employees in the above states during the term of this Agreement.

B.	SOI will make the Product(s) available to its Covered Employees in the following manner:

[1]	Risk factors include age, sex, worker classification, diagnosis, claims experience, or any other demographics of the Covered Employees or the employees requested to be covered by this Agreement.

FHLHIC- 2004	Page 5 of 13
1.	SOI will conduct one open enrollment per year. The open enrollment period shall not exceed 30 days in duration.

2.	FHLHIC’s marketing materials including price, product designs, network information, and other pertinent information will be available to SOI to make the selection of the Product(s) available to its Covered Employees. FHLHIC, in consultation with SOI, shall determine the appropriate quantity of marketing materials to make available to SOI.

3.	An open enrollment will be conducted for 30 days and will commence approximately 60-90 days before the annual coverage period begins, or as mutually agreed to by the parties.

4.	Individual client groups of SOI will be required to maintain 75% participation and 50% contribution (of the single rate) for their Covered Employees. SOI will monitor compliance with these requirements and, upon request by FHLHIC, will provide copies of the monitoring reports to FHLHIC.
C.	The Insurance Premium Rates are subject to change with 30 days notice, in the event premium taxes are assessed on premium exceeding the Insurance Premium Rates. Any increase in Insurance Premium Rates based upon the foregoing will be limited to the amount of the actual increase assessed to FHLHIC and relating to the plan.
VI.	Group Reporting Requirements
A.	SOI will provide FHLHIC with the necessary reports to ensure compliance with participation and contribution requirements described in Section V above. These reports will be provided as requested by FHLHIC.

B.	SOI will provide to FHLHIC the industry classification codes (SIC) of the enrolled client groups as requested by FHLHIC.

C.	SOI will provide to FHLHIC enrollment data by county, or other such information that may be required to adequately evaluate risk and develop appropriate rates, as requested by FHLHIC.

D.	SOI will provide to FHLHIC, as requested by FHLHIC, business practice information related to the following:
•	client acquisition process

•	client contracting

•	monitoring of participation levels and contribution levels

•	business plans

•	financial statements

•	benefits administration process including enrollment, premium remittance and reconciliation and new client/Covered Employee orientation
VII.	FHLHIC Reporting Requirements

FHLHIC will provide SOI with its standard monthly utilization reports as requested by SOI in their role as Plan Administrator. Based on the originally executed Business Associate Agreement, FHLHIC will provide the following data elements to SOI via monthly diskette. Covered Employee number, coverage

FHLHIC- 2004	Page 6 of 13
code, zip code, state, county, patient, first and last name, DOB, sex code, paid date, service date, claim type, charge allowed and paid amount.
VIII.	Administrative Policies
A.	Enrollment Methodology

SOI’s human resource staff will enroll each new client group’s Covered Employees via SOI’s Individual Application. Individual Applications will be provided to SOI’s Corporate Office for entry. SOI will provide FHLHIC with daily electronic transfer of full file enrollment data. Enrollment transfers will be processed the night of receipt as long as the file is transferred prior to 2:00 p.m. Files received after this time will process the next business day.

B.	Identification Cards

SOI will prepare the identification cards for Covered Employees. Identification cards prepared by SOI must be reviewed and approved, in writing, by FHLHIC prior to distribution to Covered Employees, such approval will not be unreasonably withheld.

C.	Terminations

Terminations are removed on the date of termination. If a Covered Employee terminates during the 1st — 15th of the month, zero (0) premium is paid. If a Covered Employee terminates during the 15th — 30th of the month, a full month’s premium is paid to FHLHIC.

D.	Billing Process:
1.	On March 1, 2004, SOI shall provide FHLHIC an irrevocable Letter of Credit (“LOC”) and Claims Fund (as defined below) solely in favor of FHLHIC in the amount set forth in Schedule A. Such LOC shall be available to FHLHIC, in the event any obligation of SOI under this Agreement is not, in the opinion of FHLHIC, fully satisfied on a timely basis by SOI. Such LOC must be acceptable to FHLHIC, and must be for a term which exceeds six (6) months beyond the term of this Agreement. Additional irrevocable LOC’s which are acceptable to FHLHIC must be provided to FHLHIC by SOI after quarterly review of the continued adequacy of the amount of the LOC and/or prior to any extension of this Agreement. Each such additional LOC must have a term which extends six (6) months beyond the extended term of this Agreement. In the event the LOC terminates or expires, then SOI will replace the LOC with no gap in coverage. “Claims Fund” means the predetermined amount paid by SOI to FHLHIC to be held for the benefit of claims incurred by SOI. Each year during the Agreement, FHLHIC may modify the Claims Fund upon giving SOI at least thirty (30) days written notice prior to March 1st. Such modification of the Claims Fund will not exceed 1 1/2 months of expected claims as determined by FHLHIC. Notwithstanding anything to the contrary in this Section VIII.D.1, FHLHIC may modify the Claims Fund at any time if the number of Covered Employees increases by ten percent (10%) or more.

FHLHIC- 2004	Page 7 of 13
2.	Administration Fees and Insurance Premium
a.	SOI agrees to pay FHLHIC, each month, an Administrative Fee and Insurance Premium. The Administrative Fees and Insurance Premium Rates applicable to this Agreement are set forth in Schedule A, which is hereby, incorporated by reference into and made a part of this Agreement.

b.	These Administrative Fees and Insurance Premium Rates will be applied to the number of contracts covered at the beginning of each month and will not be prorated. The due date, for purposes of this section, is the tenth day of each calendar month. SOI agrees to pay to FHLHIC, each month, the Administrative Fee and the Insurance Premium, in full, by the due date.

c.	SOI’s monthly invoice for Administrative Fees and Insurance Premium will be generated on the 1st day of each month and either Secure E-mailed or Federal Expressed to SOI’s Corporate Office. The invoice will provide a list of each enrolled Covered Employee’s social security number, coverage type and rate by division for insureds reported to FHLHIC and processed by the 1st of each month. The due date will be the 10th of each month.

SOI/Division Mapping Structure is as follows:

California, North Carolina, South Carolina and Texas.

Each month’s invoice is due and payable on the 10th of the month. A 10 day grace period will be administered. If full premium payment is not received by FHLHIC by the end of this grace period, this Agreement will be immediately canceled for nonpayment of premium.

d.	Payment received after ten (10) days after the due date is considered late and subject to a daily late payment charge of ..00038 times the amount of overdue Administrative Fees and/or Insurance Premium, or the maximum amount permitted by law, if less.
3.	Paid Claims Liability
a.	SOI agrees that the LOC and the Claims Fund which are described in Section VIII.D.l. above are available for all Claims (as defined below) paid by FHLHIC in accordance with this Agreement, the Benefits Contract and the applicable provider agreements. “Claims” includes physician incentives, pharmacy, physician, hospital, other fee-for- service claims expenditures, and fees paid to contracted entities necessary to the performance of this Agreement.

b.	At the end of each month, FHLHIC will provide SOI with a detailed printout of the previous month’s Claims payments in its standard report format.

c.	Each business day, SOI will remit funds to FHLHIC or permit FHLHIC to withdraw funds in an amount equal to the checks issued for payment of Claims in accordance with

FHLHIC- 2004	Page 8 of 13
the Agreement or the Benefits Contract. Funding will continue as long as Claims are eligible for payment under the plans.
d.	FHLHIC will adjudicate all Claims incurred during the term of this Agreement. For purposes of this Agreement, the date of an incurred claim is the date the particular service was rendered or the supply was furnished. After the effective date of termination of this Agreement, SOI will continue to provide FHLHIC with funds to pay claims incurred prior to the termination date or due to any benefit extension provision of the Benefits Contract.

e.	Payment received after ten (10) days after the due date is considered late and subject to a daily late payment charge of ..00038 times the amount overdue.
4.	UPC acknowledges and agrees that it is the guarantor of the financial obligations of SOI under this Agreement.
E.	Retroactive Terminations (Max 60 days)
Retroactive terminations will not be accepted past 60 days from the actual termination date. FHLHIC will provide premium credits for these retroactive terminations up to but not exceeding 60 days. For example, FHLHIC receives a request on March 31st to terminate a Covered Employee’s coverage effective December 31st. FHLHIC will terminate the Covered Employee’s coverage effective January 31st and collect premium for the month of January. Reports will reflect the actual termination date.
F.	Retroactive Additions
Retroactive additions will not be accepted past 60 days from the actual effective date. FHLHIC will bill full premium payment for retroactive additions.
G.	Eligibility
FHLHIC and SOI have agreed upon 90 days waiting period. The applicable waiting period will be determined by SOI.
H.	Membership Forms
1.	SOI Individual Insurance/Membership
Each Covered Employee applying for coverage must complete an Individual Application.
2.	Covered Employee Status Change Form
Any Covered Employee status change, i.e., marriage, divorce, addition of newborns, etc. will require completion of a Covered Employee Status Change form. The change data must be received by FHLHIC as follows:
Marriage — within 60 days of event Divorce — within 60 days of event

FHLHIC- 2004	Page 9 of 13
Newborn — within 60 days of event
If changes are not submitted within the specified time frames, the Covered Employee must wait until the next annual open enrollment to make changes except under HIPAA requirements for special enrollment.

I.	COBRA

SOI will retain sole responsibility for COBRA administration as evidenced by the signing of the attached Exhibit A, COBRA Waiver.

J.	Health Insurance Portability and Accountability Act (HIPAA) Pre-Ex Compliance

SOI has elected electronic enrollment and therefore, SOI retains accountability for calculating and reporting to the Covered Employee and FHLHIC, the amount of creditable time to be applied to satisfy the pre-existing exclusion limitation.
IX.	Renewal

This Agreement shall automatically renew/extend for a one year period, after the termination date. Either party may elect not to renew this Agreement and in that event shall give written notice to the other party at least ninety (90) days prior to the expiration of the then current term. Renewal rates will be provided to SOI at least one hundred twenty (120) days prior to the expiration of the then current term. The proposed Administrative Fees and Insurance Premium Rates provided to SOI will apply for the renewal period.

X.	Extension

In the event an agreement cannot be reached or no action is taken on FHLHIC’s annual rate adjustment, either party may elect not to renew provided that said party shall give written notice to the other party of its intent not to extend this Agreement at least ninety (90) days prior to the applicable Anniversary Date. In the event SOI needs additional time to secure a new agreement, FHLHIC agrees to extend the then current agreement at the FHLHIC proposed Administrative Fees and Insurance Premium Rates for the renewal period, for a period not to exceed six (6) months beyond the effective termination/expiration date for then current term.

XI.	Termination
A.	This Agreement may be terminated by written notice thereof given by SOI to FHLHIC if any one of the following occurs:
1.	Failure of FHLHIC to meet any material covenant, agreement, or obligation provided for in this Agreement if it has not commenced to cure any such default within 20 days and has not cured such default within 90 days after written notice thereof to FHLHIC by SOI. FHLHIC acknowledges that termination of this Agreement for material breach is not SOIs sole and exclusive remedy.

FHLHIC- 2004	Page 10 of 13
2.	FHLHIC becomes insolvent or is adjudicated as a bankrupt entity, or its business comes into possession or control, even temporarily, of any trustee in bankruptcy, or a receiver is appointed for it, or it makes a general assignment for the benefit of creditors. If any of these events occurs: (a) no interest in this Agreement may be deemed an asset of creditors; (b) no interest in this Agreement may be deemed an asset or liability of FHLHIC; and (c) no interest in this Agreement may pass by the operation of law without the consent of SOI.
B.	This Agreement may be terminated by written notice thereof given by FHLHIC to SOI and UPC if any one of the following occurs:
1.	Failure of SOI and/or UPC to meet any material covenant, agreement, or obligation provided for in this Agreement if it has not commenced to cure any such default within twenty (20) days and has not cured such default within ninety (90) days after written notice thereof to SOI and UPC by FHLHIC. SOI and UPC acknowledge that termination of this Agreement for material breach is not FHLHIC’s sole and exclusive remedy.

2.	Failure of SOI and/or UPC to make payment under this Agreement when due, and if payment is not made within twenty (20) days following written notice of non-payment sent by FHLHIC to SOI and UPC.

3.	Termination of the agreement between SOI, UPC, First Health Group Corp. and First Health Benefits Administrators Corp.

4.	Failure of SOI to properly fund a benefits account or otherwise provide for allowed claims within ten (10) days following written notice of inadequate funding sent by FHLHIC to SOI. Such accounts will be established, maintained and reconciled by SOI, which will be responsible for any applicable account fees and will ensure that the accounts contain sufficient funds at all times for the continuous and timely payment of claims processed by FHLHIC. In those states where FHLHIC pays for claims, FHLHIC will own the accounts. If FHLHIC determines that the accounts do not contain sufficient funds, FHLHIC may so notify SOI and immediately suspend further performance of services under this Agreement pending termination under this Section.

5.	SOI and/or UPC become insolvent, or is adjudicated as a bankrupt entity, or its business comes into possession or control, even temporarily, of any trustee in bankruptcy, or a receiver is appointed for it, or it makes a general assignment for the benefit of creditors. If any of these events occurs: (a) no interest in this Agreement may be deemed an asset of creditors: (b) no interest in this Agreement may be deemed an asset or liability of SOI and/or UPC; and (c) no interest in this Agreement may pass by operation of law without the consent of FHLHIC.
C.	Upon the effective date of the termination of this Agreement, in whole or in part, as applicable:
1.	If FHLHIC owes SOI any moneys due to an adjustment, FHLHIC will pay SOI the balance of any amount due SOI, less any amount SOI owes FHLHIC, within 30 days of the completion of any adjustment calculation; or (b) if SOI owes FHLHIC any moneys, SOI will pay FHLHIC the balance of any amount due FHLHIC, less any amount FHLHIC owes SOI, within 30 days of the termination of this Agreement or, if applicable, the completion of any

FHLHIC- 2004	Page 11 of 13
adjustment calculation. Moneys not so paid under the terms of this Agreement will accrue interest at a rate of 1.5% per month or, if less, the maximum amount permitted by law until such obligations are satisfied.
2.	Upon termination, SOI further agrees that any accounts owned by FHLHIC for the benefit of SOI’s Covered Employees will: (a) be used to continue to pay the claims incurred prior to the termination date of the contract; and (b) contain funds, subject to the current funding arrangement, sufficient to ensure payment for all checks written by FHLHIC on behalf of SOI and its Covered Employees pursuant to this Agreement, and such account will remain active after the termination of this Agreement for the time period necessary to ensure such payment. In those states where FHLHIC pays for claims, FHLHIC will own such accounts.

3.	SOI will immediately cease to represent that FHLHIC is its provider of the health benefits services terminated and will cease to use the respective FHLHIC’s documents, systems, logos, service marks, trademarks, trade names, methods and techniques in any form.

4.	Any plan records may be delivered to SOI in the format in which they are maintained by FHLHIC.
XII.	Confidentiality of Information
A.	The parties agree that all Confidential Information (as defined below) of each party may not be disclosed, except as provided below, without the express written approval of the other party. Further, Confidential Information may be disclosed only to those persons who need to know, and only to the extent necessary, in order to carry out the terms of this Agreement. Confidential Information may not be used in any way not specifically allowed under this Agreement, including in each party’s own business, whether or not competitive with the other party. Each party will notify the others of any loss or accidental or unauthorized disclosure of Confidential Information. “Confidential Information” means any non-public proprietary information, including, but not limited to, the terms of this Agreement, information about fees, computer software, business procedures and manuals, data review criteria, and information provided by SOI to FHLHIC pursuant to Section VI of this Agreement. For purposes of this Agreement, Confidential Information does not include: (a) information publicly available by means other than wrongful disclosure or lawfully obtained from third parties without any confidentiality obligations; (b) information which is required by law or by a government agency to be disclosed by a party, provided that such party immediately notifies the other party of the requirements for such disclosure and reasonably cooperates in obtaining any protective order desired by the other party with regard to such information; (c) information independently developed by the other party; or (d) information provided to the other party with the intention that it be published, disseminated, released or distributed by such other party to Covered Employees or to the general public.

B.	The parties recognize that no remedy of law may be adequate to compensate a party for a breach of the provisions of this Section; therefore, all parties agree that a party may seek temporary and permanent injunctive relief against the breaching party, in addition to all other remedies which either is otherwise entitled, and this Section in no way limits such other remedies of the parties. Such temporary or permanent injunctive relief may be granted without bond which each party does hereby waive.

FHLHIC- 2004	Page 12 of 13
XIII.	General
A.	Inconsistencies
If the provisions of this Agreement are, in any way, inconsistent with the provisions of the Products, then the provisions of the Agreement shall prevail, and the other provisions shall be deemed modified but only to the extent necessary to implement the intent of the parties herein.
B.	Survival
The rights and obligations of the parties, as set forth herein, shall survive the termination of this Agreement to the extent necessary to effectuate the intent of the parties as expressed herein.
C.	Waiver of Breach
The failure by either party, at any time, to enforce or to require the strict adherence to any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision of this Agreement.
D.	Governing Law
This Agreement, and the rights of the parties hereunder, shall be construed according to the laws of the State of Illinois.
E.	Severance
In the event any provision of this Agreement is deemed to be invalid or unenforceable, all other provisions shall remain in full force and effect.
F.	Amendment
This Agreement may be amended at any time upon mutual written agreement of the parties, except that FHLHIC may make changes necessary to comply with state and federal laws. In the event such changes are necessary, FHLHIC will provide appropriate written notice to SOI and UPC.
G.	Entire Agreement
This Agreement, which includes the Schedules, Individual Applications for Group Insurance, Group Application(s) for coverage, and the Products, which are hereby incorporated by reference, constitute the entire Agreement between SOI, UPC and FHLHIC. Any prior agreements, promises, or representations, either oral or written, relating to the subject matter of this Agreement, and not expressly set forth in this Agreement, are of no force or effect.
H.	Notices
Any notice, required or permitted under this Agreement, shall be deemed given if hand delivered or if mailed by United States mail, or an overnight mail service (e.g. Federal Express), postage

FHLHIC — 2004	Page 13 of 13
prepaid, to the applicable address as set forth above or to such other address as a party may designate, in writing, to the other party. Such notice shall be deemed effective as of the date so deposited or delivered.
I.	Provider Networks

FHLHIC’s health care provider networks are subject to change and may be modified at any time during the term of this Agreement without notice to or consent of SOI or UPC.
IN WITNESS WHEREOF the parties have executed this Agreement as of the 1st day of March, 2004 by their duly authorized officers for and on behalf of said entity.

First Health Life & Health Insurance Company

/s/ Sharon Bradel	Signature:	/s/ Jane Hannabach

Witness	Print Name:	Jane Hannabach

	Title:	President

	Date:	11/1/04

Strategic Outsourcing, Inc.

/s/ Sarah M. Smith	Signature:	/s/ Carl Guidice

Witness	Print Name:	Carl Guidice

	Title:	Chief Operating Officer

	Date:	10/25/04

Union Planters Corporation

/s/ Sarah M. Smith	Signature:	/s/ Carl Guidice

Witness	Print Name:	Carl Guidice

	Title:	Divisional CEO

	Date:	10/25/04

FHLHIC- 2004	Schedule A
Schedule A

Fees:

Initial Implementation Fee:	$[ ] (includes California, North Carolina, South Carolina and Texas)

Insurance Premium:	$[ ] per Covered Employee per Month, with annual CPI increases

Minimum Insurance Premium:	1,500 Covered Employees or $[ ] Per Month, with annual CPI Increases

Irrevocable Letter of Credit:	$[ ], adjusted at the end of the term or if number of Covered Employees meets or exceeds 2,250

Additional State Implementation:	$[ ], at FHLHIC’s discretion

State Assessments:	All per member per month state assessments will be passed through to SOI.

Claims Fund:	$[ ] (this amount may be modified as specified in Section VIII.D.1. of the Agreement)

FHLHIC- 2004	Exhibit A
EXHIBIT A
COBRA WAIVER
SOI hereby acknowledges and agrees that it is: (1) retaining sole responsibility for COBRA administration; and (2) waiving FHLHIC’s offer to provide COBRA administration services.
IN WITNESS WHEREOF, the parties have executed this COBRA Waiver as of the 1st day of
March, 2004 by their duly authorized officers for and on behalf of said entity.

Strategic Outsourcing, Inc.
By:	/s/ Carl Guidice

Name:	Carl Guidice

Title:	Chief Operating Officer

Date:	10/25/04

FIRST AMENDMENT TO THE
HEALTH BENEFITS AGREEMENT
DATED MARCH 1, 2004
BY AND BETWEEN
FIRST HEALTH LIFE & HEALTH INSURANCE COMPANY,
UNION PLANTERS CORPORATION
AND
STRATEGIC OUTSOURCING, INC.
THIS FIRST AMENDMENT (the “Amendment”) is entered into as of June 1, 2004 (the “Effective Date”), between First Health Life & Health Insurance Company (“FHLHIC”), Union Planters Corporation (“UPC”) and Strategic Outsourcing, Inc. (“SOI”). FHLHIC, UPC and SOI may be individually referred to herein as a “party” or collectively referred to herein as the “parties.”
WHEREAS, FHLHIC, UPC and SOI previously entered into that certain Health Benefits Agreement dated March 1, 2004 (the “Agreement”), under which the FHLHIC provides certain health insurance products (hereinafter referred to as the “Products”) to SOI’s client group employees and SOI’s corporate employees (hereinafter collectively referred to as “Covered Employee(s)”) as part of SOI’s operation as a professional employer organization; and
WHEREAS, FHLHIC, UPC and SOI desire to amend the Agreement to: (i) add Nevada as one of the states in which FHLHIC will provide Products to Covered Employees; and (ii) include FHLHIC’s fees for providing such Products to Covered Employees in the state of Nevada.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement, the parties agree as follows:
1.	Section II.A of the Agreement is hereby deleted in its entirety and replaced with the following:
A.	FHLHIC will offer a large group preferred provider option (the “Benefits Contract”), to be administered in a manner compliant with state insurance laws in the states of California, Nevada, North Carolina, South Carolina and Texas, as applicable, as determined by the residence of Covered Employees. In addition, FHLHIC may administer other mutually agreed upon health benefit options in a manner compliant with state insurance laws in the states of California, Nevada, North Carolina, South Carolina and Texas, as applicable, as determined by the residence of Covered Employees.
2.	Section V.A of the Agreement is hereby deleted in its entirety and replaced with the following:
A.	FHLHIC and SOI agree that SOI will offer the FHLHIC Products exclusively to its Covered Employees in California, Nevada, North Carolina, South Carolina and Texas. No other SOI sponsored major medical health plan will be offered to Covered Employees in the above states during the term of this Agreement.
3.	The fourth sentence in Section VIII.D.2.c. of the Agreement is hereby deleted in its entirety and replaced with the following:

SOI/Division Mapping Structure is as follows:

California, Nevada, North Carolina, South Carolina and Texas.

Union Planters Corporation/SOI — First Amendment	Page 2 of 3
4.	The following shall be added to the end of Schedule A of the Agreement: Nevada Implementation Fee: $[ ]

5.	The parties ratify and affirm the Agreement and agree that it is in full force as modified by this Amendment. This Amendment will prevail in the event of a conflict between it and the Agreement.
IN WITNESS WHEREOF, the duly authorized officers for and on behalf of the parties have executed this Amendment as of the Effective Date.

First Health Life & Health Insurance Company

/s/ Sharon Bradel	By:	/s/ Jane Hannabach

Witness	Name:	Jane Hannabach

	Title:	President

	Date:	11/1/04

Strategic Outsourcing, Inc.

/s/ Sarah M. Smith	By:	/s/ Carl Guidice

Witness	Name:	Carl Guidice

	Title:	Chief Operating Officer

	Date:	10/25/04

Union Planters Corporation

/s/ Sarah M. Smith	By:	/s/ Carl Guidice

Witness	Name:	Carl Guidice

	Title:	Divisional CEO

	Date:	10/25/04

SECOND AMENDMENT TO THE
HEALTH BENEFITS AGREEMENT
DATED MARCH 1, 2004
BY AND BETWEEN
FIRST HEALTH LIFE & HEALTH INSURANCE COMPANY,
REGIONS FINANCIAL CORP. (FORMERLY UNION PLANTERS CORPORATION)
AND
STRATEGIC OUTSOURCING, INC.
THIS SECOND AMENDMENT (the “Amendment”) is entered into as of March 1, 2005 (the “Effective Date”), between First Health Life & Health Insurance Company (“FHLHIC”), Regions Financial Corp. (Formerly, Union Planters Corporation (“RFC”) and Strategic Outsourcing, Inc. (“SOI”). FHLHIC, RFC and SOI may be individually referred to herein as a “party” or collectively referred to herein as the “parties.”
WHEREAS, FHLHIC, RFC and SOI previously entered into that certain Health Benefits Agreement dated March 1, 2004 (the “Agreement”), under which the FHLHIC provides certain health insurance products (hereinafter referred to as the “Products”) to SOI’s client group employees and SOI’s corporate employees (hereinafter collectively referred to as “Covered Employee(s)”) as part of SOI’s operation as a professional employer organization; and
WHEREAS, FHLHIC, RFC and SOI desire to amend the Agreement to: (i) add Virginia as one of the states in which FHLHIC will provide Products to Covered Employees; (ii) include FHLHIC’s fees for providing such Products to Covered Employees in the state of Virginia; (iii) add dental coverage for Virginia and Nevada; and (iv) include FHLHIC’s fees for providing dental coverage to Covered Employees in these states;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement, the parties agree as follows:
1.	Section II.A of the Agreement is hereby deleted in its entirety and replaced with the following:
A.	FHLHIC will offer a large group preferred provider option (the “Benefits Contract”), to be administered in a manner compliant with state insurance laws in the states of California, Nevada, North Carolina, South Carolina, Texas and Virginia, as applicable, as determined by the residence of Covered Employees. In addition, FHLHIC may administer other mutually agreed upon health benefit options in a manner compliant with state insurance laws in the states of California, Nevada, North Carolina, South Carolina, Texas and Virginia, as applicable, as determined by the residence of Covered Employees.
2.	Section V.A of the Agreement is hereby deleted in its entirety and replaced with the following:
A.	FHLHIC and SOI agree that SOI will offer the FHLHIC Products exclusively to its Covered Employees in California, Nevada, North Carolina, South Carolina, Texas and Virginia. No other SOI sponsored major medical health plan will be offered to Covered Employees in the above states during the term of this Agreement, except the following HMO plans may be offered: Kaiser HMO of California in California; Coventry HMO of GA; and Humana Medicare Advantage Plan to Medicare eligible employees.

Union Planters Corporation/SOI — First Amendment	Page 2 of 3
3.	The fourth sentence in Section VIII.D.2.c of the Agreement is hereby deleted in its entirety and replaced with the following:

SOI/Division Mapping Structure is as follows:

California, Nevada, North Carolina, South Carolina, Texas and Virginia.

4.	Schedule A of the Agreement shall be amended as follows:
The Irrevocable Letter of Credit is hereby deleted and replaced with the following:

Irrevocable Letter(s) of Credit:	$[ ], adjusted annually or if the number of covered lives meets or exceeds 2,500 by more than 10%.
The following is added at the end of Schedule A:

Virginia Implementation Fee:	$[ ]

Dental Insurance Premium:	$[ ] per Covered Employee per Month, with annual CPI increases
5.	The parties ratify and affirm the Agreement and agree that it is in full force as modified by this Amendment. This Amendment will prevail in the event of a conflict between it and the Agreement.
IN WITNESS WHEREOF, the duly authorized officers for and on behalf of the parties have executed this Amendment as of the Effective Date.

First Health Life & Health Insurance Company

/s/ Sharon Bradel	By:	/s/ Karyn Glogowski

Witness	Name:	Karyn Glogowski

	Title:	Vice President

	Date:	11/1/05

Strategic Outsourcing, Inc.

/s/ Sarah M. Smith	By:	/s/ Carl Guidice

Witness	Name:	Carl Guidice

	Title:	Chief Operating Officer

	Date:	10/12/05

Union Planters Corporation/SOI — First Amendment	Page 3 of 3

Union Planters Corporation

/s/ Sarah M. Smith	By:	/s/ Carl Guidice

Witness	Name:	Carl Guidice

	Title:	Divisional CEO

	Date:	10/12/05